                                   Exhibit 3.1

                  [Amendments to Certificate of Incorporation]

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              HALSEY DRUG CO., INC.

           UNDER SECTION 805 OF THE NEW YORK BUSINESS CORPORATION LAW


                                    * * * * *


      WE, THE UNDERSIGNED, Michael K. Reicher and Peter Clemens, being respectively the President and the Secretary of Halsey Drug Co., Inc., hereby certify:

      1. The name of the corporation is Halsey Drug Co., Inc. The corporation was originally incorporated under the name of Halsey Drug Co. Inc.

      2. The certificate of incorporation of said corporation was filed with the Department of State on the 10th day of April, 1935, amended on June 16, 1952, restated on February 23, 1962, amended on March 12, 1984, amended on February 7, 1986, amended on August 20, 1986, amended on May 24, 1989, and further amended on August 27, 1998.

      3.    (a)   The certificate of incorporation is amended to increase the number of directors to not more than eight (8).

            (b) To effect the foregoing, Article SIXTH relating to the number of directors is amended to read as follows:

                        SIXTH: The number of directors shall be not less than three (3) nor more than eight (8) none of whom need be stockholders of the Corporation.

      4.    The amendment was authorized in the following manner:

            By a unanimous written consent of the Board of Directors followed by an affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this certificate on the 28 day of January, 1999 and we affirm the statements contained herein as true under penalties of perjury.


                                    _/S/_________________________________
                                    Michael K. Reicher
                                    President and Chief Executive Officer




                                    _/S/_________________________________
                                    Peter Clemens
                                    Secretary

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              HALSEY DRUG CO., INC.







Please forward the filing receipt for this document to:

      ST. JOHN & WAYNE, L.L.C.
      Attn: John P. Reilly, Esq.
      2 Penn Plaza East, 10th Floor
      Newark, New Jersey 07105

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              HALSEY DRUG CO., INC.

           UNDER SECTION 805 OF THE NEW YORK BUSINESS CORPORATION LAW


                                    * * * * *


      WE, THE UNDERSIGNED, Michael K. Reicher and Peter Clemens, being respectively the President and the Secretary of Halsey Drug Co., Inc., hereby certify:

      1. The name of the corporation is Halsey Drug Co., Inc. The corporation was originally incorporated under the name of Halsey Drug Co. Inc.

      2. The certificate of incorporation of said corporation was filed with the Department of State on the 10th day of April, 1935, amended on June 16, 1952, restated on February 23, 1962, amended on March 12, 1984, amended on February 7, 1986, amended on August 20, 1986 and further amended on May 24, 1989.

      3.    (a)   The certificate of incorporation is amended to increase
                  the number of authorized shares of Common Stock available from 20,000,000 to 40,000,000 Shares.

            (b) To effect the foregoing, Article THIRD relating to the amount of authorized capital stock of the Corporation is amended to read as follows:

                        THIRD: The amount of the authorized capital stock of the Corporation shall be Four Hundred Thousand ($400,000) Dollars consisting of 40,000,000 shares of Common Stock, each share having a par value of $.01 per share.

4.    The amendment was authorized in the following manner:

            By a unanimous written consent of the Board of Directors followed by an affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this certificate on the 21st day of July and we affirm the statements contained herein as true under penalties of perjury.


                                    _/S/_________________________________
                                    Michael K. Reicher
                                    President and Chief Executive Officer




                                    _/S/_________________________________
                                    Peter Clemens
                                    Secretary

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              HALSEY DRUG CO., INC.








Please forward the filing receipt for this document to:

      ST. JOHN & WAYNE, L.L.C.
      Attn: B. Knochenmus
      2 Penn Plaza East, 10th Floor
      Newark, New Jersey 07105